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                                                                    Exhibit 23.4









                                                              7th February 2003


RE:  MDP ACQUISITIONS PLC - REGISTRATION STATEMENT

Dear Sirs,

We hereby consent to the inclusion of our firm name and references to it under the section "Service of Process and Enforcement of Civil Liabilities" in the registration statement on Form F-4 of MDP Acquisitions plc (the "Issuer") and any amendments thereto, filed with the Securities and Exchange Commission for the registration of the Issuer's euro-denominated and dollar-denominated senior exchange notes due 2012 and the euro-denominated and dollar-denominated subordinated exchange notes due 2013.

Yours faithfully

/s/ Arthur Cox
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ARTHUR COX